UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 7, 2005

Cholestech Corporation
(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)
(510) 732-7200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.62
EXHIBIT 10.63

Item 1.01. Entry into a Material Definitive Agreement
     On December 12, 2005, Cholestech Corporation (“Cholestech”) issued a press release announcing the appointment of Gregory L. Bennett as Cholestech’s Vice President of Research and Development, effective December 7, 2005.
     As Cholestech’s Vice President of Research and Development, Mr. Bennett will be paid an annual base salary of $185,000 and will be granted an option to purchase up to 25,000 shares of the Cholestech’s common stock at an exercise price equal to the closing price of Cholestech’s common stock on the date of grant, as reported by The Nasdaq Stock Market . The stock option will have a seven year term and the shares subject to the stock option will vest over a period of four years, subject to Mr. Bennett’s continued employment with Cholestech.
     On December 7, 2005, Cholestech and Gregory L. Bennett entered into a change of control severance agreement that provides that if Mr. Bennett’s employment is terminated without cause or constructively terminated within 12 months after a change of control of Cholestech, (a) he will be paid, over a period of 18 months commencing on the date of such termination, an amount equal to (i) 18 months’ base compensation, at the rate of such compensation in effect immediately prior to such termination (minus applicable withholding), (ii) 150% of his target bonus as in effect for the fiscal year in which the termination occurs and (iii) up to 100% of his target bonus as in effect for the fiscal year in which the termination occurs, with such amount determined by the board of directors in its sole discretion based on his achievement of the management objectives on which such bonus is based and pro rated for the year of termination, (b) 100% of the outstanding stock options held by Mr. Bennett will vest, and (c) he will receive medical and dental coverage for 18 months. This brief description of the change of control severance agreement is qualified by reference to the provisions of the change of control severance agreement attached to this Current Report on Form 8-K as Exhibit 10.62.
     On December 7, 2005, Cholestech and Mr. Bennett entered into a severance agreement that provides that in the event he is terminated by Cholestech, for any or no reason, he will be paid, over a period of 12 months commencing on the date of such termination, an amount equal to 12 months’ base compensation, at the rate of such compensation in effect immediately prior to such termination (minus applicable withholding). Pursuant to the severance agreement, Mr. Bennett will also receive medical and dental coverage for 12 months and 12 months’ worth of unvested and outstanding stock options held by Mr. Bennett will accelerate and vest. This brief description of the severance agreement is qualified by reference to the provisions of the severance agreement attached to this Current Report on Form 8-K as Exhibit 10.63.
Item 9.01. Financial Statements and Exhibits
(c)      Exhibits.

Exhibit No.	Description

10.62	Change of Control Severance Agreement dated December 7, 2005 between Cholestech Corporation and Gregory L. Bennett
10.63	Severance Agreement dated December 7, 2005 between Cholestech Corporation and Gregory L. Bennett

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION

By:	/s/ John F. Glenn

John F. Glenn
Vice President of Finance and Chief Financial
Officer
Date: December 12, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.62	Change of Control Severance Agreement dated December 7, 2005 between Cholestech Corporation and Gregory L. Bennett
10.63	Severance Agreement dated December 7, 2005 between Cholestech Corporation and Gregory L. Bennett